SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934.

                                (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2)
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                         SOUTHCOAST FINANCIAL CORPORATION
                (Name of Registrant as Specified In Its Charter)



     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [x]  No Fee Required.
      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:



     2)   Aggregate number of securities to which transaction applies:



     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:



     4)   Proposed maximum aggregate value of transaction:



     5)   Total fee paid



[ ]  Fee paid previously with preliminary materials



[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                        SOUTHCOAST FINANCIAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO OUR SHAREHOLDERS:

         The Annual Meeting of the Shareholders of Southcoast Financial Corporation will be held at the offices of Southcoast Financial Corporation, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina, on Thursday, May 21, 2009, at 9:30 a.m., for the following purposes:

          (1)  To elect three directors to each serve a three year term;

          (2) To vote on an amendment to our Articles of Incorporation to authorize the issuance of 10 million shares of preferred stock with such preferences, limitations and relative rights, within legal limits, of the class, or one or more series within the class, as are set by the Board of Directors; and

          (3) To act upon other such matters as may properly come before the meeting or any adjournment thereof.

         You are only entitled to notice of and to vote at the meeting if you were a shareholder of record at the close of business on March 20, 2009. In order that the meeting can be held, and a maximum number of shares can be voted, whether or not you plan to be present at the meeting in person, please fill in, date, sign and promptly return the enclosed form of proxy. The Southcoast Board of Directors unanimously recommends a vote FOR approval of all of the proposals presented.

         Returning the signed proxy will not prevent a record owner of shares from voting in person at the meeting.

         Our 2009 Proxy Statement and 2008 Annual Report to Shareholders are enclosed with this notice.

                                            By Order of the Board of Directors



April 6, 2009                               Robert M. Scott
                                            Secretary

                        SOUTHCOAST FINANCIAL CORPORATION
                           534 Johnnie Dodds Boulevard
                       Mt. Pleasant, South Carolina 29464
                                 (843) 884-0504

                                 PROXY STATEMENT

         We  are  providing  this  proxy   statement  in  connection   with  the
solicitation of proxies by the Board of Directors of Southcoast Financial Corporation for use at our Annual Meeting of Shareholders to be held at 9:30 a.m. on Thursday, May 21, 2009 at the offices of Southcoast Financial Corporation, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina. A Notice of Annual Meeting is attached to this Proxy Statement, and a form of proxy is enclosed. We first began mailing this Proxy Statement to shareholders on or about April 6, 2009. We are paying the cost of this solicitation. The only method of solicitation we will use, other than the mail, is personal contact, including by telephone or other electronic means, by our directors and regular employees. Throughout this Proxy Statement, we use terms such as "we", "us", "our" and "our Company" to refer to Southcoast Financial Corporation, and terms such as "you" and "your" to refer to our shareholders.

                                  ANNUAL REPORT

         Our  Annual  Report to  Shareholders  covering  our  fiscal  year ended
December 31,  2008,  including  financial  statements,  is enclosed.  The Annual
Report to Shareholders does not form any part of the material for the solicitation of proxies.

                                VOTING PROCEDURES

Quorum and Voting

         Each share outstanding will be entitled to one vote upon each matter submitted at the meeting. You are only entitled to notice of and to vote at the meeting if you were a shareholder of record at the close of business on March 20, 2009 (the "Record Date"). At the close of business on March 20, 2009 we had outstanding 4,521,890 shares of our common stock (no par value).

         A majority of the shares entitled to be voted at the annual meeting constitutes a quorum. If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" and shares that are not voted, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the annual meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time. If the meeting is to be reconvened within thirty days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting. If the meeting is to be adjourned for thirty days or more, notice of the reconvened meeting will be given as provided in our Bylaws. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Vote Required and Method of Counting Votes

         Election of Directors

         If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the annual meeting. "Plurality" means that if there were more nominees than positions to be filled, the individuals who received the largest number of votes cast for the positions to be filled would be elected as directors. Because the number of nominees for election at the 2009 Annual Meeting is the same as the number of positions to be filled, it is expected that all nominees will be elected. Cumulative voting is not permitted. Votes that are withheld or that are not voted in the election of directors will have no effect on the outcome of election of directors.

         Amendment to Articles of Incorporation

         If a quorum is present at the Special Meeting, the Amendment will require the affirmative vote of two-thirds of our outstanding common stock, or at least 3,014,594 shares. Our directors and executive officers own approximately 16% of our outstanding shares, and they have indicated that they intend to vote their shares "FOR" the Amendment.

         Only shares affirmatively voted for approval of the Amendment, including proxies properly executed by shareholders of record that do not contain voting instructions, will be counted in favor of the proposal. A record shareholder's failure to execute and return a proxy card or otherwise to vote at the special meeting will have the same effect as a vote "AGAINST" the Amendment. If a record shareholder abstains from voting, the abstention will also have the effect of a vote "AGAINST" the Amendment. Additionally, failure of a shareholder whose shares are held in street name to complete and return voting instructions as required by the broker or other nominee that holds such shares of record will have the same effect as a vote "AGAINST" the Amendment.

         All Other Matters

         If a quorum is present, all other matters that may be considered and acted upon at the Annual Meeting will be approved if the number of shares of our common stock voted in favor of the matter exceeds the number of shares of our common stock voted against the matter.

         Our Board of Directors urges you to complete, date, and sign the accompanying proxy form, or such other document as your broker or other nominee instructs you to use if your shares are held in "street name," and return it promptly in the enclosed, postage-paid envelope.

Voting by Record Shareholders

         If you hold your shares of record in your own name, you can vote your shares by marking the enclosed proxy form, dating it, signing it, and returning it to us in the enclosed postage-paid envelope. If you are a shareholder of record and sign, date, and return your proxy card without indicating how you want to vote, your proxy will be voted "FOR" the nominees named on the proxy card, and "FOR" approval of the Amendment. If you are a shareholder of record, you can also attend the annual meeting and vote in person.

Voting by Shareholders whose Shares are held in "Street Name"

         If you hold your shares in street name with a broker or other nominee, you can direct their vote by submitting voting instructions to your broker or nominee in accordance with the procedure on the voting card provided by your broker or nominee. If you hold your shares in street name, you may attend the annual meeting, but you may not vote in person without a proxy appointment from a shareholder of record.

         Brokers or other nominees will not have the authority to vote shares they hold for you in street name on the Amendment unless you give them specific instructions on how to vote following the directions they have provided to you with this Proxy Statement. Valid proxies submitted by brokers or other nominees that hold shares in street name as record owners and as to which no vote is marked (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the annual meeting for purposes of determining a quorum, and will be voted "FOR" the director nominees. However, such proxies may not be voted on the Amendment, and will have the same effect as votes "AGAINST" the Amendment.

Revocation of Proxy by Record Shareholder

         If you hold your shares of record in your own name and execute and deliver a proxy, you may revoke the proxy at any time before it is voted by any of the following methods:

          o by mailing or delivering written notice of revocation to Southcoast Financial Corporation, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464, Attention: Corporate Secretary;

          o    by submitting a proxy having a later date;

          o by appearing at the meeting and giving notice of revocation to the corporate officers responsible for maintaining the list of shareholders; or

          o by giving notice of such revocation in open meeting of the shareholders.

         Your attendance at the annual meeting will not in itself, constitute revocation of a proxy. However, if you are a record shareholder and desire to do so, you may attend the meeting and vote in person, in which case the proxy will not be used.

Revocation of Proxy by Shareholders whose Shares are held in "Street Name"

         If you hold your shares in street name with a broker or other nominee you may change or revoke your proxy instructions only by submitting new voting instructions to the broker or other nominee in accordance with the procedures provided by the broker or other nominee.

Actions To Be Taken By The Proxies

         Our Board of Directors selected the persons named as proxies in the attached form of proxy. When the form of proxy enclosed is properly executed and returned, the shares that it represents will be voted at the meeting. Unless you otherwise specify therein, your proxy will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors and "FOR" approval of the amendment to our Articles of Incorporation. In each case where you have appropriately specified how the proxy is to be voted, it will be voted in accordance with your specifications. Our Board of Directors is not aware of any other matters that may be presented for action at the Annual Meeting of Shareholders, but if other matters do properly come before the meeting, the persons named in the proxy intend to vote on such matters in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

         If  you  wish  to  submit  proposals  for  the   consideration  of  the
shareholders at the 2010 Annual Meeting, you may do so by mailing them in writing to L. Wayne Pearson, Chairman, Southcoast Financial Corporation, Post Office Box 1561, Mt. Pleasant, South Carolina 29465 or by delivering them in writing to Mr. Pearson at our main office, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464. You must send or deliver such written proposals in time for us to receive them prior to December 7, 2009, if you want us to include them, if otherwise appropriate, in our Proxy Statement and form of Proxy relating to that meeting. If we do not receive notice of a shareholder proposal prior to February 20, 2010, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when the proposal is raised at the meeting.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The table below shows information as of December 31, 2008 about persons known to us to be beneficial owners of 5% or more of our common stock. We obtained this information from Schedule 13G filed by this entity with the Securities and Exchange Commission and we have not independently verified it.

                                                                   Amount and Nature of
Name and Address                                                   Beneficial Ownership            Percent of Class
----------------                                                   --------------------            ----------------

Goldman Sachs Asset Management, L.P. (1)                                 396,389                        8.7%
GS Investment Strategies, LLC
32 Old Slip
New York, New York 10005

(1)Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC, are investment advisors, which provide, or for which third parties provide on their behalf, management services to their clients with respect to these shares. They have shared voting power and dispositive power over all of these shares.

                      SECURITY OWNERSHIP OF OUR MANAGEMENT

         The table below shows at February 28, 2009, the number and percentage of shares of our common stock owned by each of our directors, director nominees and each of our executive officers named in the Summary Compensation Table.

                                                                      Amount and Nature
Name                                                               Of Beneficial Ownership            % of Class
----                                                               -----------------------            ----------

L. Wayne Pearson (1)                                                       212,184                        4.69%
Paul D. Hollen, III (2)                                                    121,695                        2.69%
William A. Coates                                                           82,862                        1.83%
Robert M. Scott (3)                                                         95,087                        2.10%
William C. Heslop                                                            1,448                            *
James P. Smith (4)                                                          59,929                        1.33%
James H. Sexton, Jr.                                                        50,954                        1.13%
Robert A. Daniel, Jr. (5)                                                   38,572                            *
William B. Seabrook                                                         27,752                            *
Tommy B. Baker                                                              13,310                            *
Stephen F. Hutchinson                                                       13,311                            *
                                                                           -------                       ------

All Directors and executive officers as a group (11 persons) (6)           717,104                       15.86%


----------------------------------------------------------------
*Less than one percent.

Except as noted, to the knowledge of our management, all shares are owned directly with sole voting power.

(1) Includes 35,609 shares owned by Mr. Pearson's wife as to which he disclaims beneficial ownership.
(2)  Of the shares reported, 107,106 are pledged as collateral.
(3) Includes options to purchase 3,660 shares of our common stock. Of the shares reported, 47,082 are pledged as collateral.
(4) Includes options to purchase 3,660 shares of our common stock. Of the total shares reported, 27,735 are pledged as collateral.
(5)  Includes options to purchase 3,660 shares of our common stock.
(6)  Includes options to purchase 10,980 shares of our common stock.

                              ELECTION OF DIRECTORS

         Our Board of Directors has set the number of directors to serve after the Annual Meeting at eight, and three directors are to be elected at the Annual Meeting. Our Board has nominated Tommy B. Baker, William A. Coates and Stephen
F. Hutchinson each to serve three year terms with their terms expiring at the 2012 Annual Meeting of Shareholders. Directors serve until their successors are elected and qualified to serve. The nominees are currently serving as our directors. Any other nominations must be made in writing and given to our Corporate Secretary in accordance with the procedures set forth below under "Committees of our Board of Directors."

         The persons named in the enclosed form of proxy intend to vote for the election of Messrs. Baker, Coates and Hutchinson as directors. Unless you indicate a contrary specification, your proxy will be voted FOR each such nominee. In the event that a nominee is not available by reason of any unforeseen contingency, the persons acting under the proxy intend to vote for the election, in his stead, of such other person as our Board of Directors may recommend. Our Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve if elected.

         Our Board of Directors recommends that you vote "FOR" all nominees for directors.

Directors and Nominees

         Set forth below is information about our current directors and director nominees. Each director is also a director of our wholly owned subsidiary, Southcoast Community Bank (our "Bank").

                                                                                                         Director
Name                          Age      Business Experience During the Past Five Years                     Since
----                          ---      ----------------------------------------------                     -----

                                 Nominees for the Board of Directors
          for terms of office to continue until the Annual Meeting of Shareholders in 2012:

Tommy B. Baker                63       Owner- Baker Motors of Charleston (automobile dealership).           2005

William A. Coates             59       Attorney and shareholder,  Roe, Cassidy,  Coates & Price,  P.A.,     1998*
                                       Greenville,  South Carolina  (attorneys)  since January 1, 2002;
                                       attorney  and  shareholder,  Love,  Thornton,  Arnold & Thomson,
                                       P.A., Greenville, South Carolina (attorneys) 1980-2001.
Stephen F. Hutchinson         62       President, East Coast Development Company, Inc. (real estate).       2005

                                   Directors whose terms of office
                   will continue until the Annual Meeting of Shareholders in 2010:

L. Wayne Pearson              61       Chairman,  Chief Executive  Officer and President of our Company     1998*
                                       and our Bank since June, 1998.

Robert M. Scott               65       Retired;  Executive Vice President and Chief  Financial  Officer     1998*
                                       of our  Company  and our Bank from June,  1998 until May,  2006;
                                       Secretary  of our Company and our Bank since  June,  1998;  Vice
                                       Chairman of the Company and the Bank.

                                   Directors whose terms of office
                   will continue until the Annual Meeting of Shareholders in 2011:

Paul D. Hollen, III           60       Executive  Vice  President and Chief  Operations  Officer of our     1998*
                                       Company and our Bank since June 1998.

James H. Sexton, Jr.          59       Dentist (private practice) since 1975.                               1998*

James P. Smith, CLU, ChFC     54       President and Chief Executive  Officer,  Atlantic Coast Advisory     1998*
                                       Group  (insurance  sales) since 2004;  Member of MUSC Children's
                                       Hospital Advisory Board, 2008

          *Includes membership on the Board of Directors of our Bank prior to organization of our Company as a holding company for our Bank in 1999.

         Neither the nominees nor any director nor any of the principal executive officers are related by blood, marriage or adoption in the degree of first cousin or closer.

Executive Officers

         Our executive officers are L. Wayne Pearson, Paul D. Hollen, III, William C. Heslop, Robert A. Daniel, Jr. and William B. Seabrook. Messrs. Pearson and Hollen are both directors and information about their ages and business experience is set forth above. Information about Messrs. Daniel, Heslop and Seabrook is set forth below.

Name                          Age      Business Experience During Past Five Years
----                          ---      ------------------------------------------

Robert A. Daniel, Jr.         58       Executive  Vice  President  of our  Company  and our Bank  since
                                       2005; Chief Lending Officer of our Bank since 1998;  Senior Vice
                                       President of our Bank from 1999 to 2005.

William C. Heslop             33       Senior  Vice  President  and  Chief  Financial  Officer  of  our
                                       Company  and  our  Bank  since  May,  2006;   certified   public
                                       accountant  with Elliott  Davis,  LLC from January 2003 to April
                                       2006.

William B. Seabrook           52       Executive  Vice  President  of our  Company  and our Bank  since
                                       2005;  Head of Retail  Banking for our Bank since  2004;  Senior
                                       Vice  President  of our Bank  from  2004 to 2005;  correspondent banker with FTN  Financial,  a division of First  Tennessee Bank from 1997 to 2004.

Attendance at Meetings of our Board of Directors and Meetings of Shareholders

         During the last full fiscal year ending December 31, 2008, our Board of Directors met four times. Each of our directors attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board of which he was a member. Our Bank's Board of Directors met twelve times in 2008.

         We encourage, but do not require, our directors to attend our annual meetings of shareholders. Last year all of our directors attended our annual meeting of shareholders.

                      COMMITTEES OF OUR BOARD OF DIRECTORS

Nominating Committee

         Our Nominating Committee recommends to our Board of Directors persons suitable to be nominated for election to our Board of Directors. The members of our Nominating Committee are Messrs. Hutchinson, Sexton and Smith, each of whom is independent as defined in The Nasdaq Stock Market Marketplace Rules, as modified or supplemented (the "Nasdaq Rules"). Our Nominating Committee met one time in 2008. The Nominating Committee operates pursuant to a written charter, a copy of which was attached to our 2008 Proxy Statement as Appendix A. More information about our director nomination process is included under "Governance Matters - Director Nomination Process."

Audit Committee

         We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Our Audit Committee provides general oversight over our financial reporting and adequacy of our internal controls, and has authority to select, retain, compensate and terminate our independent auditors. Our Audit Committee functions by meeting with the independent auditors and by contact with members of management concerned with our financial and control functions. The members of our Audit Committee are Messrs. Sexton (Chairman), Baker and Hutchinson each of whom is independent as defined in the Nasdaq Rules. The Audit Committee met six times in 2008. The Audit Committee operates pursuant to a written charter, a copy of which was attached to our 2007 Proxy Statement as Appendix A.

Compensation Committee

         The Compensation Committee reviews our compensation policies and recommends to the Board the compensation levels and compensation programs for executive officers and directors. The ultimate decisions about compensation levels and compensation programs are made by our full Board, which may accept or reject the recommendations of the Committee. The Compensation Committee may not delegate its authority to make recommendations to any other person or persons. Our Chief Executive Officer makes recommendations relating to the elements and amounts of his compensation and that of the other executive officers, as well as recommendations with respect to the elements and amounts of director compensation. The Committee may take these recommendations into consideration in its deliberations. Our Chief Executive Officer is not present when salaries and bonuses are ultimately determined. Neither the Committee nor management uses compensation consultants to determine or recommend the amount or form of executive officer or director compensation. The members of the Compensation Committee are Messrs. Hutchinson (Chairman), Coates, Baker and Sexton, each of whom is independent as defined in the Nasdaq Rules. The Compensation Committee does not have a written charter. The Compensation Committee met one time during 2008.

Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee are Messrs. Hutchinson, Coates, Baker, and Sexton.

                               GOVERNANCE MATTERS

Director Independence

         We are required by the Nasdaq Rules to have a majority of independent directors. Our Board of Directors has determined that none of William A. Coates, James H. Sexton, Jr., James P. Smith, Tommy B. Baker or Stephen F. Hutchinson has a relationship that, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is independent under these rules. Additionally, during 2008, Mr. Smith received independent agent's commissions of $130,635 from insurers in connection with our purchase of executive life insurance policies. The Board considered Mr. Smith's receipt of these commissions in making its determination that he is independent under the Nasdaq Rules. As noted in the sections about our committees above, all of the members of each of our Nominating, Audit and Compensation Committees are also independent under the Nasdaq Rules.

         As disclosed under "Certain Relationships and Related Transactions" some of our independent directors and some of their affiliates have loan and deposit relationships with our Bank. These relationships are not considered by our Board to compromise their independence.

Director Nomination Process

         In recommending director candidates, our Nominating Committee takes into consideration such factors as it deems appropriate based on our current needs. These factors may include diversity, age, skills such as understanding of banking and general finance, decision-making ability, inter-personal skills, experience with businesses and other organizations of comparable size, community activities and relationships, and the interrelationship between the candidate's experience and business background and our other Board members' experience and business backgrounds, as well as the candidate's ability to devote the required time and effort to serve on our Board.

         The committee will consider for recommendation by the committee director candidates recommended by our shareholders if the shareholders comply with the following requirements. If you wish to recommend a director candidate to the committee for consideration as a Board of Directors' nominee, you must submit in writing to the committee the recommended candidate's name, a brief resume setting forth the recommended candidate's business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate's willingness to be nominated and to serve. You must deliver this information to our Nominating Committee at our address and the committee must receive it no later than January 1 in any year for your candidate to be considered as a potential Board of Directors' nominee at the Annual Meeting of Shareholders for that year. The committee may request further information if it determines a potential candidate may be an appropriate nominee. Director candidates recommended by shareholders that comply with these requirements will receive the same consideration that the committee's other candidates receive.

         Director candidates recommended by shareholders will not be considered for recommendation by the committee as potential Board of Directors' nominees if the shareholder recommendations are received later than January 1 in any year. Nevertheless, a shareholder may nominate director candidates for election at the annual meeting, but no person who is not already a director may be elected at an annual meeting of shareholders unless that person is nominated in writing at least 90 days prior to the meeting. Such nominations, other than those made by or on behalf of our existing management, must be made in writing and must be delivered or mailed to our President, not less than 90 days prior to any meeting of shareholders called for the election of directors. Such notification must contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of our capital stock that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) any other information required by Regulation 14A under the Exchange Act. The presiding officer of the meeting may disregard nominations not made in accordance with these requirements, and upon his instructions, the vote tellers will disregard all votes cast for each such nominee.

Shareholder Communications with the Board of Directors

         If you wish to send communications to the Board of Directors, you should mail them addressed to the intended recipient by name or position in care of: Corporate Secretary, Southcoast Financial Corporation, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An "appropriate shareholder communication" is a communication from a person claiming to be a shareholder in the communication the subject of which relates solely to the sender's interest as a shareholder and not to any other personal or business interest.

         In the case of communications addressed to our Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to our independent or outside directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of our Audit Committee. In the case of communications addressed to committees of the board, the Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

Code of Conduct and Business Ethics

         We have adopted a Code of Business Conduct for directors, officers and employees. The code sets forth standards to promote the ethical handling of conflicts of interest, full and fair disclosure and compliance with laws, rules and regulations. We have also adopted a Code of Ethics that applies specifically to our principal executive officer, principal financial officer and principal accounting officer. Our Code of Business Conduct and Code of Ethics are available upon request to: Corporate Secretary, Southcoast Financial Corporation, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464.

Meetings of Non-Management Directors

         Our non-management directors meet from time to time in executive session without management present. Shareholders and other interested parties may communicate with the non-management directors by writing to: Non-Management Directors, c/o Corporate Secretary, Southcoast Financial Corporation, 534 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464.

                             MANAGEMENT COMPENSATION

Compensation Discussion and Analysis

         Overview of Executive Compensation

         Our Compensation Committee administers our executive officer compensation program. (As used in this discussion, "executive officers" refers to our Chief Executive Officer, Mr. Pearson, our Chief Financial Officer, Mr. Heslop, and our three other executive officers, Messrs. Daniel, Hollen and Seabrook.) The Committee has historically followed an informal policy of providing our executive officers with a total compensation package consisting of salary, bonuses, insurance and other benefits and stock options. The Committee's objectives in setting executive compensation are:

          o to set salaries and benefits and, from time to time, award options, at competitive levels designed to encourage our executive officers to perform at their highest levels in order to increase earnings and value to shareholders;
          o where appropriate, to award bonuses and increase salaries to reward our executive officers for performance; and
          o    to retain our key executives.

         Compensation is designed to reward our individual executive officers both for their personal performance and for performance of our Company with respect to growth in assets and earnings, expansion and increases in shareholder value. Base salary and bonus are designed to be commensurate with each executive officer's scope of responsibilities, leadership, and management experience and effectiveness, and to reward annual achievements. Stock options are designed to motivate and challenge executive officers to achieve longer-term results that are aligned with shareholder interests.

         The  Committee  has not  historically  set specific  advance  goals for personal or corporate performance, and the Committee does not apply rigid formulas or necessarily react to short-term changes in business performance in determining the mix or amount of compensation elements. The committee makes its decisions about the amounts of the various types of compensation, and allocations between long-term and current compensation, allocations between cash and non-cash compensation, and allocations among various forms of compensation, in its discretion based on the Committee's subjective assessment of how these amounts and allocations will best meet the Committee's overall compensation goals outlined above.

         Components of 2008 Executive Compensation

         During 2008, executive compensation consisted primarily of base salary and retirement benefits. We did not award any bonuses, short- or long-term incentive compensation, or equity awards for 2008. We also provide various additional benefits to executive officers, including health, life and disability plans, split dollar insurance, employment and change of control arrangements, and perquisites. The Compensation Committee bases its decisions as to allocation of executive officer compensation on its subjective assessment of how such allocation will meet our goals of remaining competitive with the compensation practices of a group of surveyed companies and of linking compensation to our corporate performance and individual executive officer performance.

         A more detailed discussion of each of these components of executive compensation, the reasons for awarding such types of compensation, the considerations in setting the amounts of each component of compensation, the amounts actually awarded for the periods indicated, and various other related matters is set forth in the sections and tables that follow.

         Factors Considered in Setting Compensation

         In setting compensation we consider each executive's knowledge, skills, scope of authority and responsibilities, job performance and tenure with us as an executive officer, as well as our perception of the fairness of the compensation paid to each executive in relation to what we pay our other executive officers. The Committee also considers recommendations from our Chief Executive Officer in setting his compensation and compensation for the other executive officers.

         Although we consider competitive market compensation paid by other financial institutions in South Carolina and the southeast derived from proxy statements and publicly available compilations prepared by regional investment banking firms, we do not attempt to maintain a target percentile within a peer group.

         We review our compensation program and levels of compensation paid to all of our executive officers annually and make adjustments based on the foregoing factors as well as other subjective factors.

         Timing of Executive Compensation Decisions

         Annual salary reviews and adjustments and bonus and option awards are routinely made in January of each year at the first regularly scheduled Compensation Committee and Board meetings. Compensation determinations may also be made at other times during the year in the case of newly hired executives or promotions of existing employees that could not be deferred until the next scheduled meeting. Board and committee meetings are generally scheduled well in advance of the meeting dates, and these scheduling decisions are made without regard to anticipated earnings or other major announcements. We do, however, routinely release earnings after our quarterly Board meetings.

         Base Salaries and Bonuses

         We believe it is appropriate to set base salaries at a reasonable level that will provide executives with a predictable income base on which to structure their personal budgets. In setting base salaries, the Committee considers the scope of our executives' responsibilities, their performance, and the period over which they have performed such responsibilities, as well as the overall condition of our Company, its level of success in recent years and its goals and budget for the current year. The committee then makes a subjective determination of the salary level for each executive officer. Salaries are reviewed annually, but are not adjusted automatically.

         The committee sets bonuses for executive officers taking into account our overall success, increase in market share, performance relative to budget and the individual executive's performance and contribution to our success.

         The committee determined that 2009 salaries would remain at annualized 2008 levels. Bonuses were not awarded to our executive officers for 2008. The committee also considered generally the matters discussed below with respect to each individual executive officer.

         In setting 2008 salary for Mr. Pearson, our chief executive officer, the committee took note of the regulatory changes that are continuing to increase the complexity and challenges of operating our business, and of Mr. Pearson's continued personal leadership and business skills that are critical to us. The committee also considered information it had regarding salary levels of other chief executive officers of financial institutions in South Carolina and the southeast, and set a salary level that the committee believed was fair to Mr. Pearson and to our Company.

         In setting 2008 salaries for our other executive officers, the committee took into consideration the recommendations of our Chief Executive Officer and the following contributions. For Mr. Hollen, as chief operating officer, the committee considered the role he played in the expansion and maintenance of our physical facilities, and his oversight of our Information Technology functions. For Mr. Daniel, as our chief lending officer, the committee considered the role he played in the growth and overall credit quality of our loan portfolio. For Mr. Seabrook, our head of retail banking, the committee considered the role he played in growth of our branches in loans, deposits and profitability, his responsibilities in connection with personnel decisions, and his role as a loan officer. For Mr. Heslop, our chief financial officer, the committee considered his knowledge and experience with respect to complex accounting matters related to financial institutions and responsibilities related to oversight of Securities and Exchange Commission reporting, as well as his responsibilities with respect to balance sheet, profitability and investment portfolio management.

         For 2009, the committee has set executive officer salaries at the following amounts: Mr. Pearson - $350,181; Mr. Heslop - $110,250; Mr. Hollen - $214,160; Mr. Daniel - $198,450; and Mr. Seabrook - $231,525. The Compensation Committee also plans to review the executive compensation program in 2009 and may make recommendations for additional changes.

         Stock Options

         Stock option awards are awarded from time to time, and are generally set by the committee at levels believed to be competitive with other financial institutions of similar size and to advance our goal of retaining key executives, as well as levels believed to appropriately align the interests of management with the interests of shareholders. Because options are granted with exercise prices set at fair market value of our common stock on the date of grant, executives can only benefit from the options if the price of our stock increases. The committee does not award options every year, and has not awarded options since 2004.

Other Benefits

         We provide our executive officers with medical and dental, life and disability insurance benefits, and we make contributions to our 401(k) plan on their behalf on the same basis as contributions are made for all other employees.

         We also pay country club and eating club dues for each of our executive officers and provide each of them, except Mr. Daniel, with an automobile allowance. We consider the club dues to be directly and integrally related to performance of our executives' duties. In addition, we encourage, and pay for our executives and their spouses, to attend banking conventions and seminars. The Compensation Committee has determined that these benefits play an important role in our executive officers' business development activities on behalf of our Company. The Compensation Committee has also determined that providing such benefits helps to retain key executives and is an important factor in keeping our executive compensation packages competitive in our market area.

         All of the foregoing benefits awarded to our executives in 2008 were set at levels believed to be competitive with other community financial institutions in South Carolina.

          Employment  Agreements,   Split  Dollar  Life  Insurance,  and  Salary
          Continuation Agreement

         We have entered into employment agreements with each of our executive officers. These agreements are described under - "Employment Agreements and Potential Payments upon Termination of Employment or Change of Control." As discussed in that section, the agreements provide, among other things, for payments to our executive officers upon termination of their employment other than for cause or upon a change of control of our Company. The events set forth as triggering events for the payments were selected because they are events similar to those provided for in many employment agreements for executive officers of financial institutions throughout South Carolina. It has become increasingly common in South Carolina for community financial institutions to provide for such payments under such conditions. We believe these arrangements are an important factor in attracting and retaining our executive officers by assuring them financial and employment status protections in the event we terminate their employment for our own business purposes without cause, or control of our Company changes. We believe such assurances of financial and employment protections help free executives from personal concerns over their futures, and, thereby, can help to align their interests more closely with those of shareholders, particularly in negotiating transactions that could result in a change of control.

         We have also entered into agreements relating to split dollar life insurance with our executive officers, Messrs. Pearson, Hollen, Heslop, Daniel and Seabrook, and with each of our non-employee directors, Messrs. Baker, Coates, Hutchinson, Scott, Sexton and Smith. These agreements with our executive officers are described under - "Endorsement Split Dollar Agreements." These agreements with our directors are described under "--Director Endorsement Split Dollar Agreements." These agreements provide benefits to us and to the executives' and directors' beneficiaries upon their deaths. We believe this type of agreement is an important factor in retaining our executive officers and directors because they are required to be employed by us, or serving on our Board, at death or disability or a change in control, or remain employed by us, or serving on our Board, until retirement, for their beneficiaries to receive benefits under the policies without having to make payments for such benefits.

         Additionally, in 2008 we entered into a Salary Continuation Agreement with our chief executive officer, Mr. Pearson. This agreement is described under "- Retirement and Nonqualified Deferred Compensation Plan." We believe that this agreement is important to provide our chief executive officer with a level of retirement security appropriate to the level of benefits he has regularly conferred on the Company and the Bank since the organization of the Bank in 1998 and is expected to continue to confer in the future. We have acquired life insurance on his life that is expected to provide the funds necessary for us to meet our obligations under the agreement and to offset in whole or in part the cost of providing the benefit.

         Tax and Accounting Considerations

         We expense salary, bonus and benefit costs as they are incurred for tax and accounting purposes. Salary, bonus and some benefit payments are taxable to the recipients as ordinary income. Participation in the Employee Stock Purchase Plan creates an item of expense for accounting purposes as more fully described in the notes to our audited financial statements, but not for tax purposes. The tax and accounting treatment of the various elements of compensation, while important and taken into consideration, is not a major factor in our decision making with respect to compensation.

Security Ownership Guidelines and Hedging

         We do not have any formal security ownership guidelines for our executive officers, but most of our executive officers own a significant number of shares. We do not have any policies regarding our executive officers' hedging the economic risk of ownership of our shares.

         Financial Restatement

         The Board of Directors does not have a policy with respect to adjusting retroactively any cash or equity based incentive compensation paid to our executive officers where payment was conditioned on achievement of certain financial results that were subsequently restated or otherwise adjusted in a manner that would reduce the size of an award or payment, or with respect to recovery of any amount determined to have been inappropriately received by an individual executive. If such a restatement were ever to occur, the Board would expect to address such matters on a case-by-case basis in light of all of the relevant circumstances.

Compensation Committee Report

         The Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" included in this Proxy Statement with management of our Company. Based on that review and discussion, the Compensation Committee recommended to our Board of Directors that the "Compensation Discussion and Analysis" be included in our 2008 Annual Report on Form 10-K and in this Proxy Statement.

 Stephen F.  Hutchinson  (Chair)          Tommy B. Baker
 William A. Coates                        James H. Sexton Jr.

Summary of 2008 Executive Officer Compensation

         The following table sets forth for the years ended December 31, 2008, 2007 and 2006, information about compensation awarded to, earned by or paid to our Chief Executive Officer, Chief Financial Officers and our Executive Vice Presidents. Further information about each component of compensation is included in "-- Compensation Discussion and Analysis" on the foregoing pages.

                           Summary Compensation Table

Name and Principal Position                    Year        Salary            Bonus           All Other          Total
                                                             ($)              ($)        Compensation (1)        ($)
                                                                                                ($)
---------------------------                    ----        ------            -----           ---------          -----

L. Wayne Pearson                               2008        $350,181          $     0         $946,797          $1,296,978
  President and Chief                          2007         333,506           50,000           78,936             462,442
  Executive Officer                            2006         317,625           15,000          148,563             481,188
William C. Heslop                              2008        $110,250          $     0          $22,497            $132,747
  Senior Vice President and                    2007         105,000           12,500           12,173             129,673
  Chief Financial Officer                      2006          67,328            5,000           11,318              83,646
Paul D. Hollen, III                            2008        $214,160          $     0          $99,478            $313,638
  Executive Vice President                     2007         203,962           12,500           64,563             281,025
                                               2006         194,250            8,500           98,509             301,259
Robert A. Daniel                               2008        $198,450          $     0          $48,925            $247,375
  Executive Vice President and                 2007         189,000           20,000           17,042             226,042
  Chief Lending Officer                        2006         180,000            8,500           48,694             237,194
William B. Seabrook                            2008        $231,525          $     0          $54,378            $285,903
  Executive Vice President and                 2007         220,500           20,000           22,287             262,787
  Head of Retail Banking                       2006         210,000            8,500           20,648             239,148

(1) Includes our 2008 contributions to the Bank's 401(k) Plan on behalf of the named persons, premiums for medical and dental insurance, disability insurance and life insurance, split dollar life insurance, amount accrued in 2008 for the salary continuation agreement, holding company and bank directors' fees, and automobile allowances in the amounts shown below for each person. Does not include club dues, which we do not consider to be perquisites or personal benefits because we deem them to be directly and integrally related to performance of our executives' duties.

                                                                Life and
                                                                  Split         Salary
                                    Medical and                  Dollar      Continuation    Directors'     Automobile
                          401(k)       Dental     Disability    Insurance      Agreement        Fees         Allowance
                         ------        ------     ----------    ---------      ---------        ----         ---------
  Mr. Pearson            $9,200        $7,122         $272      $126,013       $758,010*        $32,500        $13,680
  Mr. Heslop              4,537         3,273          238        10,248              0               0          4,200
  Mr. Hollen              5,554         7,122          272        44,011              0          32,500         10,019
  Mr. Daniel              8,362         3,273          272        37,018              0               0              0
  Mr. Seabrook            9,478         3,273          272        35,350              0               0          6,000

* Amount accrued by the Bank with respect to retirement payments to be made to Mr. Pearson under the agreement beginning at the normal retirement age under the agreement (age 65). See "Retirement and Nonqualified Deferred Compensation Plan." The Bank expects to amend the agreement in 2009, at Mr. Pearson's request, to change the normal retirement age under the agreement to age 70.5. The change will substantially reduce the amount the Bank will be required to accrue annually going forward.

2008 Grants Of Plan-Based Awards

         We did not grant any stock options or other equity-based awards in 2008, and we do not currently have any equity or non-equity incentive plans under which awards were granted in 2008.

Employment Agreements and Potential Payments upon Termination of Employment or Change of Control

         We have entered into employment agreements with our executive officers, Messrs. Pearson, Hollen, Daniel, Seabrook and Heslop. The contracts are for terms of one year, with automatic one year extensions at each annual anniversary date in the case of each of Messrs. Daniel, Heslop, Hollen, and Seabrook, and three years, with automatic one day extensions at the end of each day in the case of Mr. Pearson, unless the employee is terminated or either party gives written notice that the term will not be extended. The agreements provide for minimum annual base salaries of $333,505, $214,160, $198,450, $231,525 and
$110,250 for Messrs. Pearson, Hollen, Daniel, Seabrook and Heslop, respectively. In addition to salary, the agreements provide for each officer to participate in any retirement or other employee benefit plans applicable to all employees or to executive officers, and to receive life, health and disability insurance benefits, as well as salary continuation upon disability and other unspecified benefits provided under plans applicable to senior management officers and appropriate to their positions. The agreements with each of Messrs. Daniel, Heslop, Hollen, and Seabrook also provide that, if there has been a change of control of our Company or our Bank and the officer's position has been materially diminished or the officer is required to relocate out of South Carolina without his prior consent, the officer may terminate the agreement and receive a lump sum payment equal to three times his annual salary and benefits. Such payments may not, however, exceed the amount which we may deduct for federal income tax purposes. Mr. Pearson's agreement also provides that, if there has been a change of control of our Company or our Bank and Mr. Pearson's base compensation or his position has been materially diminished or he is required to relocate out of Mt. Pleasant, South Carolina without his prior consent or the agreement is materially breached in any way by the Company or the Bank, he may terminate the agreement and receive a lump sum payment equal to three times his annual salary, as well as benefits for a period of three years after termination.

         Disability

         Each agreement provides that we will provide the executive officer with disability insurance in an amount equal at all times to at least one-half of his annual base salary. Each agreement provides further that, in the event of disability, we will pay the officer his full salary then in effect and continue all benefits then in effect for a period of one year from the date of termination.

         Termination for Cause

         We may terminate an officer under the terms of the agreements for cause, which for Messrs. Daniel, Heslop, Hollen, and Seabrook includes, among other grounds for termination: breach of any material provision of the agreement by the officer; the officer's engaging in misconduct (criminal, immoral or otherwise), that is materially injurious to the Bank; the officer's failure to comply with provisions of law and regulations that is materially injurious to the Bank; the officer's conviction of a felony or any crime of moral turpitude; the officer's commission in the course of his employment of an act of fraud, embezzlement, theft or dishonesty, or any other illegal act or practice, which would constitute a crime, (whether or not resulting in criminal prosecution or conviction), or any act or practice that results in the officer becoming ineligible for coverage under our Bank's banker's blanket bond; or the officer's being removed from office or prohibited from being affiliated with our Bank by the FDIC. Under Mr. Pearson's agreement, cause includes, among other grounds for termination: his breach of any material provision of the agreement; his engaging in willful misconduct, criminal, immoral or otherwise, that is materially injurious to the Bank or our Company; his failure to comply with the clear provisions of law and regulations applicable to the Bank or the Company that is materially injurious to the Bank or our Company; his conviction of a felony; his commission in the course of his employment of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice, which would constitute a felony, (whether or not resulting in criminal prosecution or conviction), or any act or practice that results in the officer becoming ineligible for coverage under our Bank's banker's blanket bond; or his being removed from office or prohibited from being affiliated with our Bank by the FDIC. If we terminate an executive officer for cause, we have no obligation to make any further payments to him, but no vested rights would be affected.

         Termination other than for Cause

         The agreements provide that we may also terminate the officer other than for cause in our discretion or that of the Bank, but if we do so we must pay him the full annual compensation and other benefits provided for in the agreement over the remaining term of the agreement, in the case of Mr. Pearson, or for one year, in the case of the other officers.

         Change of Control

         If the officer resigns within 24 months following a change in control of our Bank or our Company, he will be entitled to the compensation and benefits described below, but only if such resignation is preceded by either (i) any material decrease, or series of decreases in the nature or scope of the officer's duties, responsibilities and authorities, which, taken as a whole, are material, without the written consent of the officer as to each and every such decrease, from the greater of those duties, responsibilities or authorities being exercised and performed by the officer immediately after the date of the execution of the agreement, or those being exercised and performed immediately prior to the reduction or series of reductions thereof; or (ii) any attempt by our Bank or our Company to relocate the officer to a location outside of South Carolina without his written consent given not more than one year prior thereto; and (iii) in the case of Mr. Pearson, a reduction in base compensation, a material decrease in his duties, responsibilities and authorities, a relocation outside of Mt. Pleasant, South Carolina, or a material breach of his agreement by the Bank or our Company.

         The compensation and benefits that we would be required to pay and provide to an officer in connection with a resignation as described in the paragraph above would be a lump sum payment equal to three times his annual salary, and benefits for a period of three years from the date of termination. Such payments are required to be made and such benefits are required to be provided notwithstanding any other employment obtained by the officer. Except in the case of Mr. Pearson, such payments as to any officer may not, however, exceed the amount which we may deduct for federal income tax purposes.

         Acceleration of Stock Options and Rights

         The agreements also provide that, if we terminate an officer other than for cause or if an officer resigns after a change of control following the event(s) described in the two paragraphs above, his outstanding stock options and stock appreciation rights, and any and all rights under performance stock award plans, restricted stock plans and any other stock option, or incentive stock plans shall become immediately and fully exercisable for a period of 60 days following the last payment required by the agreement to be made by our Bank or our Company to the officer, except that no such option or right shall be exercisable after the termination date of such option or right. These provisions are in addition to the officer's rights granted in connection with such stock options or other rights, and such rights and options shall continue to be exercisable pursuant to their terms and their governing plans. Information about stock options held by our executive officers at December 31, 2008 is provided in the table "Outstanding Equity Awards at Fiscal Year End."

         Mitigation

         All amounts we are required to pay under the agreements must be paid without notice or demand. The agreements do not require our executive officers to seek other employment in mitigation of the amounts payable or arrangements made under any provision of the agreements. Nevertheless, if an executive officer obtains any such other employment, our Bank's and our Company's obligations to make the payments and provide the benefits required to be paid and provided under the agreements would be reduced by an amount equal to the payments or benefits received from such other employment and, in the case of Messrs. Daniel, Heslop, Hollen, and Seabrook, the executive officer would be required to promptly notify us or the Bank of his employment and receipts therefrom. This mitigation provision does not apply to Mr. Pearson if he terminated his employment for "good reason" following a change of control.

         Confidentiality and Non-competition

         Other provisions of the agreements require the officers to maintain the confidentiality of information obtained from us during employment with us and for so long thereafter as we, in our sole opinion, deem that it remains proprietary and confidential, and prohibit each officer from competing with us or soliciting our customers for a period of twelve months after termination of employment by the officer for other than "good reason" or for the period during which payments are being made to him pursuant to the agreement, whichever is longer.

         Potential Payment under Employment Agreements upon Termination of Employment

         The following table sets forth the amounts we would have been required to pay, and the benefits we would have been required to provide, to each of Messrs. Pearson, Hollen, Daniel, Seabrook and Heslop under the terms of the employment agreements discussed above if their employment had terminated as of December 31, 2008 as a result of the events shown. For purposes of quantifying health care benefits we would have been required to pay, we have used the same assumptions used for financial reporting purposes under generally accepted accounting principles.

                                                             Continuation
                                                              of Medical    Continuation   Continuation   Continuation
                                                              and Dental      of Life      of Disability       of
                                                              Insurance      Insurance       Insurance     Automobile
                                                   Salary      Premiums       Premiums       Premiums      Allowance       Total
                                                   ------      --------       --------       --------     ---------       -----
Mr. Pearson
o   Disability (1) .........................    $  350,181     $ 7,122        $126,013           $272       $13,680    $ 497,268
o   Termination by
    Company other than for
    cause (2) ..............................       371,848       7,122         126,013            272             0      505,255
o   Termination by
    executive after change
    of control (3) .........................     1,115,544      21,366          18,038            816             0    1,155,764
o   Termination for cause ..................             0           0               0              0             0            0

Mr. Hollen
o   Disability (1) .........................       214,160       7,122          44,011            272        10,019      275,584
o   Termination by
    Company other than for
    cause (2) ..............................       221,160       7,122          44,011            272             0      272,565
o   Termination by
    executive after change
    of control (3) .........................       663,480      21,366          18,033            816             0      703,695
o   Termination for cause ..................             0           0               0              0             0            0



                                       16

                                                             Continuation
                                                              of Medical    Continuation   Continuation   Continuation
                                                              and Dental      of Life      of Disability       of
                                                              Insurance      Insurance       Insurance     Automobile
                                                   Salary      Premiums       Premiums       Premiums      Allowance       Total
                                                   ------      --------       --------       --------     ---------       -----
Mr. Daniel
o   Disability (1) .........................       198,450       3,273          37,018            272             0      239,013
o   Termination by
    Company other than for
    cause (2) ..............................       207,950       3,273          37,018            272             0      248,513
o   Termination by
    executive after change
    of control (3) .........................       623,850       9,819           6,053            816             0      640,538
o   Termination for cause ..................             0           0               0              0             0            0

Mr. Seabrook
o   Disability (1) .........................       231,525       3,273          35,355            272         6,000      276,425
o   Termination by
    Company other than for
    cause (2) ..............................       241,025       3,273          35,355            272             0      279,925
o   Termination by
    executive after change
    of control (3) .........................       723,075       9,819           1,065            816             0      734,775
o   Termination for cause ..................             0           0               0              0             0            0

Mr. Heslop
o   Disability (1) .........................       110,250       3,273          10,248            238         4,200      128,209
o   Termination by
    Company other than for
    cause (2) ..............................       116,083       3,273          10,248            238             0      129,842
o   Termination by
    executive after change
    of control (3) .........................       348,250       9,819             745            715             0      359,529
o   Termination for cause ..................             0           0               0              0             0            0

(1)  These benefits would have been paid over the course of one year.
(2) These benefits would have been paid in equal monthly installments over the course of the remaining term of the agreement.
(3) These benefits would have been paid in one lump sum within five business days after the date of termination.

         The foregoing description is a summary of the terms of the employment agreements with our executive officers and is qualified in its entirety by reference to the actual text of the agreements, which are filed with the Securities and Exchange Commission. The foregoing summary does not create any legal or equitable rights in any person.

         In addition to the forgoing benefits under his Employment Agreement, Mr. Pearson would be entitled at age 65 to the payments and benefits discussed below under "Retirement and Nonqualified Deferred Compensation Plan."

Endorsement Split Dollar Agreements

         We have entered into Endorsement Split Dollar Agreements with Messrs. Pearson, Hollen, Heslop, Daniel and Seabrook relating to split dollar life insurance policies we have purchased covering each of them. We are the sole owner of these life insurance policies and are required to maintain the policies in full force and effect and pay any premiums due on the policies. The agreements provide that if the executive's death occurs before the earlier of the date of his termination of employment with us or the date that is six months after the executive attains age 70, the executive's beneficiary will be entitled to the net death proceeds under the policies. The executive's interest in the policies will be extinguished at the earlier of the date of his termination of employment or six months after the date on which he attains age 70, and we will be entitled to any remaining proceeds of the policies, provided a change in control has not occurred. In the event of a change in control prior to the termination of the executive's employment, Southcoast shall transfer to the executive ownership of the policy. The agreements also provide that we may not amend or terminate the executive's interest in the policies unless we replace the policy with a comparable one and execute a new split dollar agreement. The agreements also provide for a claims and review procedure in the event persons have not received benefits under the agreement to which they believe they are entitled. If they had died on December 31, 2008, the death benefits payable to each executive's beneficiary upon the executive's death would have been as follows: Mr. Pearson - $7,000,000, Mr. Hollen - $1,300,000, Mr. Heslop - $1,150,000, Mr. Daniel - $1,300,000, and Mr. Seabrook - $1,575,000.

         The foregoing description is a summary of the terms of the endorsement split dollar agreements with our executive officers and is qualified in its entirety by reference to the actual text of the agreements, which are filed with the securities and Exchange Commission. The foregoing summary does not create any legal or equitable rights in any person.

                Outstanding Equity Awards At 2008 Fiscal Year-End

         The following table provides information about stock options held by our executive officers at the end of 2008. We have not granted any other equity-based awards. All outstanding options are currently exercisable.

                  Name                    Number        Option    Option
                                          of            Exercise  Expiration
                                          Securities    Price     Date
                                          Underlying      ($)
                                          Unexercised
                                          Options
                                              (#)
                                          Exercisable
                  -------------------     -----------   -------   ----------
                  L. Wayne Pearson                 -0-       -0-         -0-
                  William C. Heslop                -0-       -0-         -0-
                  Paul D. Hollen, III              -0-       -0-         -0-
                  Robert A. Daniel, Jr.          3,660    $13.90     3/31/09
                  William B. Seabrook              -0-       -0-         -0-

                     2008 Option Exercises And Stock Vested

         There were no stock options exercised by our executive officers during 2008. No stock or other equity-based awards vested in 2008.

Retirement and Nonqualified Deferred Compensation Plan

         In 2008 the Bank entered into a Salary Continuation Agreement with Mr. Pearson that provides payments in connection with retirement as shown in the table and discussion below.

                                Pension Benefits

                                                                                                           Payments
                                                           Number                  Present                  During
                                                             of                    Value of                  Last
                                                            Years                Accumulated                Fiscal
                                    Plan                  Credited                Benefit(1)                 Year
          Name                      Name                   Service                   ($)                      ($)
           (a)                      (b)                      (c)                     (d)                      (e)
----------------            -------------------          ----------              ------------               -------

L. Wayne Pearson            Salary Continuation               1                    $758,010                  $-0-
                                 Agreement

(1) Represents the present of value at December 31, 2008 of 180 monthly payments of $5,994.375 beginning on the first day of the first month after Mr. Pearson reaches age 65 using a discount rate of 6.0% (the yield on a 20 year corporate bond rated Aa by Moody's, rounded to the nearest one-quarter of one percent).

         Under the terms of the Salary Continuation Agreement, Mr. Pearson will receive an annual retirement benefit of $287,730 beginning at age 65, if Mr.

Pearson is still employed with the Bank at such time. The benefit will be paid in monthly installments for fifteen years beginning the month after Mr. Pearson attains age 65. If Mr. Pearson's employment with the Bank terminates prior to his reaching age 65, other than as a result of a termination by the Bank for cause as defined in the Salary Continuation Agreement, Mr. Pearson will receive the following applicable benefit amount under the Salary Continuation Agreement, with monthly payments beginning on the later of the seventh month after his termination or the month after he attains age 65. If his termination accompanies or precedes a change in control of the Company, the amount of the annual benefit will be the same as though his employment had not terminated prior to his reaching age 65. If the termination does not accompany or precede a change of control, Mr. Pearson will receive an annual benefit for 15 years as follows:
$71,932.50 if the termination is in 2008; $143,865 if the termination is in 2009; $215,797.50 if the termination is in 2010; and $287,730 if the termination is in 2011. The Salary Continuation Agreement also provides a death benefit to Mr. Pearson's beneficiary equal to the present value of the unpaid retirement benefits at the time of his death in lieu of any unpaid benefits under the Salary Continuation Agreement. The death benefit is payable in a lump sum. No benefits are payable under the Salary Continuation Agreement if Mr. Pearson is terminated for cause, or if he commits suicide within two years of the date of the Salary Continuation Agreement, or if he makes any material misstatement of fact on any application or resume provided to the Bank or the Company or on any application for benefits provided by the Bank, or if he is removed from office or barred from affiliation with the Bank by FDIC, or if the Bank is in default or in danger of default (as defined in the Federal Deposit Insurance Act).

         The Bank's obligations under the Salary Continuation Agreement are unfunded and unsecured. Nevertheless, the Bank has purchased and owns a life insurance policy insuring Mr. Pearson, the proceeds of which are payable to the Bank, which is expected to provide the funds necessary for the Bank to discharge its obligations under the Salary Continuation Agreement.

         The foregoing is a summary of the Salary Continuation Agreement and is qualified in its entirety by reference to the actual text of the Salary
Continuation Agreement, which is filed with the Securities and Exchange Commission.

Compensation Committee Interlocks and Insider Participation

         The members of our Compensation Committee in 2008 were Stephen F. Hutchinson, Chairman, William A. Coates, Tommy B. Baker and James H. Sexton, Jr. who are all independent directors.

Director Compensation

         Set forth in the table below is information about compensation we paid to our outside directors for their service to the Company and the Bank in 2008. We pay our directors an annual retainer of $15,000 plus an additional $2,500 for each meeting of the Board of Directors attended. We do not pay additional fees for attendance at committee meetings. All of our directors are also directors of our Bank. The Bank pays its directors $625 for each monthly meeting of the Bank's board of directors attended. Information about directors' fees paid to Messrs. Pearson and Hollen is set forth in the Summary Compensation table.

                           2008 Director Compensation

     Name                             Fees Earned       Consulting       Total
                                    Or Paid in Cash        Fees           ($)
                                     ($)                   ($)
                                   -----------------      ------         -------

     William A. Coates ..........     $ 29,375          $   -0-         $ 29,445
     James P. Smith .............       32,500              -0-           32,598
     James H. Sexton, Jr. .......       32,500              -0-           32,539
     Tommy B. Baker .............       30,625              -0-           30,753
     Stephen F. Hutchinson ......       33,000              -0-           33,070
     Robert M. Scott ............       29,375           75,000          107,500

         At December 31, 2008, each of Messrs. Scott and Smith had outstanding options to purchase 3,660 shares of our common stock. All options granted to our other directors have been previously exercised.

Director Endorsement Split Dollar Agreements

         We have entered into Endorsement Split Dollar Agreements with Messrs. Baker, Coates, Hutchinson, Scott, Sexton and Smith relating to split dollar life insurance policies we have purchased covering each of them. We are the sole owner of these life insurance policies and are required to maintain the policies in full force and effect and pay any premiums due on the policies. The agreements provide that if the director's death occurs (a) before the earlier of the date of his separation from service with us or the date on which the director attains age 70, or (b) after a change in control that occurs before the director's separation from service with us, the director's beneficiary will be entitled to the lesser of $250,000 or the total death proceeds under the policies. The director's interest in the policies will be extinguished at the earlier of the date of his separation from service or the date on which he attains age 70, and we will be entitled to any remaining proceeds of the policies. In the event of a change in control prior to the director's separation from service, the director's beneficiary will be entitled to the director's interest in the policy at his death The agreements also provide that we may not amend or terminate the director's interest in the policies unless we replace the policy with a comparable one and execute a new split dollar agreement. The agreements also provide for a claims review procedure in the event persons have not received benefits under the agreement to which they believe they are entitled. If they had died, or a change of control had occurred, on December 31, 2008, the benefits payable to each director's beneficiary upon the director's death would have been as follow: Mr. Baker - $250,000, Mr. Coates - $250,000, Mr. Hutchinson - $250,000, Mr. Scott - $250,000, Mr. Sexton - $250,000 , and Mr.
Smith - $250,000.

         The foregoing description is a summary of the terms of the endorsement split dollar agreements with our directors and is qualified in its entirety by reference to the actual text of the agreements, which are filed with the Securities and Exchange Commission. The foregoing summary does not create any legal or equitable rights in any person.

1999 Stock Option Plan

         Under the Southcoast Financial Corporation 1999 Stock Option Plan, we may grant options to purchase our common stock to persons who are our directors or employees or are directors or employees of any of our subsidiaries at the time of grant. The purpose of the Plan is to provide officers, directors, key employees and others with an incentive that is aligned with the interests of shareholders through performance of our common stock. The Plan provides for both incentive stock options and non-qualified stock options, but only employees may be granted incentive stock options. The Plan is administered by our Board or a committee of our directors appointed by our Board.

         The date of grant of an option under the 1999 Plan is the date on which the Board or the committee makes the determination to grant such option. All stock options must have an exercise price not less than the fair market value of the common stock at the date of grant, as determined by our Board or the committee. Our Board or the committee may set other terms for the exercise of options but may not grant to any one holder more than $100,000 of incentive stock options (based on the fair market value of the optioned shares on the date of the grant of the option) which first become exercisable in any calendar year. Our Board or the committee also selects the employees to receive grants under the plan and determines the number of shares covered by options granted under the plan. No options may be exercised after ten years from the date of grant. The number of shares reserved for issuance under the Plan, the number of shares covered by outstanding options, the exercise price and the exercise date of options will be adjusted in the event of changes in the number of outstanding shares of our common stock as a result of stock splits, stock dividends, merger, consolidation, recapitalization, reclassification, split up, spin-off, combination of shares, or any other change in the number of shares of our common stock effected without our receipt of consideration.

         All outstanding awards of stock options will become immediately exercisable in the event of a change in control or imminent change in control of our Company. In the event of a change in control or imminent change in control, the option holder, at the discretion of the Board or the committee, will be entitled to receive cash in an amount equal to the fair market value of our common stock less the exercise price of the options, in exchange for the surrender of the options on that date. As used in the 1999 Plan, "change in control" means: (i) the execution of an agreement for the sale of all, or a material portion, of the assets of our Company; (ii) the execution of an agreement for a merger or recapitalization of our Company or any merger or recapitalization whereby we will not be the surviving entity; (iii) a change of control of our Company, as otherwise defined or determined by the South Carolina State Board of Financial Institutions under the laws of the State of South Carolina, or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations thereunder) of 25% or more of the outstanding voting securities of our Company by any person, trust, entity or group. This limitation does not apply to the purchase of shares by underwriters in connection with a public offering of our stock, the purchase of up to 25% of any class of our securities by a tax qualified employee stock benefit plan sponsored by us, or a transaction which forms a holding company for us, if our shareholders own substantially the same proportionate interests of the stock of the new holding company immediately after the transaction except for changes caused by the exercise of dissenter's rights. As used in the 1999 Plan, "imminent change in control" refers to any offer or announcement, oral or written, by any person or persons acting as a group, to acquire control of our Company. Whether there is an imminent change in control will be conclusively determined by our Board or the committee.

         Subject to any required action by our shareholders, in the event of any change in control, recapitalization, merger, consolidation, exchange of shares, spin-off, reorganization, tender offer, liquidation or other extraordinary corporate action or event, the Board or the committee, in its sole discretion, will have the power, prior or subsequent to such action or event to: (i) cancel any or all previously granted options, provided that consideration is paid to the option holder that is sufficient to put the option holder in as favorable a financial position as he would have been if the options had not been cancelled; and/or (ii) make such other adjustments in connection with the plan as the Board or the committee, in its sole discretion, deems necessary, desirable, appropriate or advisable. No action may be taken, however, that would cause incentive stock options to lose their status as incentive stock options.

         The Board or the committee at all times has the power to accelerate the exercise date of options previously granted under the Plan.

         The Board may amend, suspend or terminate the Plan, but may not increase (except as discussed above) the maximum number of shares reserved for issuance under the Plan, materially increase benefits to participants under the Plan, or materially modify the eligibility requirements under the Plan without shareholder approval or ratification. The Plan will terminate on August 14, 2009, and no options will be granted under the Plan after that date.

         The foregoing description is a summary of the terms of the 1999 Stock Option Plan and is qualified in its entirety by reference to the actual text of the plan, which is filed with the Securities and Exchange Commission as an exhibit to our Form S-8 filed September 9, 2005.

2005 Employee Stock Purchase Plan

         At our 2006 Annual Meeting of shareholders, the shareholders approved the 2005 Employee Stock Purchase Plan (the "ESPP"). A summary description of the principal terms of the ESPP and its purpose are set forth below.

         The purpose of the ESPP is to advance our interests by enabling eligible employees to acquire an ownership interest in us through purchases of common stock at a discounted price. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

         An "eligible employee" under the ESPP is an employee for federal tax withholding purposes, except employees who have been employed by us or our Bank for less than six consecutive months. No employee is permitted to participate in the ESPP if immediately after a grant under the ESPP the employee would own stock and/or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of our stock. No employee is permitted to accrue the right at any time to purchase more than $25,000 worth of our stock through all employee stock purchase plans we may have each calendar year.

         A maximum of 200,000 shares of our common stock are available for sale to employees pursuant to the ESPP. The number of available shares may be adjusted for stock dividends, stock splits, stock conversions, exchanges, reclassifications or substitutions. Shares of our common stock subject to the ESPP may be newly issued or we may purchase them on the open market or otherwise. Our issuance of the shares pursuant to the ESPP has been registered under the Securities Act of 1933.

         The ESPP permits the purchase of common stock through payroll deduction as follows: (a) the ESPP provides for quarterly periods during which payroll deductions will be accumulated (the "Offering Period"); (b) eligible employees may choose the percentage of their gross compensation up to a maximum of 10% to be deducted and applied to purchase shares of common stock under the ESPP; (c) at the beginning of the Offering Period, the eligible employees obtain stock options to purchase common stock under the ESPP at a 15% discount from the lower of the market value on (1) the first day of the Offering Period, or (2) the last day of the Offering Period; and (d) at the end of the Offering Period, the eligible employees are deemed to exercise these options to the extent of their payroll deductions. No fractional shares are issued.

         The ESPP is administered by our Board of Directors which, subject to the rules contained in the ESPP, has complete authority in its discretion to interpret and apply the terms of the ESPP, to determine eligibility and to adjudicate all disputed claims filed under the ESPP.

         The Board of Directors may terminate the ESPP at any time; provided, however, that no such termination may affect options outstanding at the time of termination. The ESPP will terminate in any case on June 7, 2010. If at any time the shares of common stock reserved for the ESPP are available for purchase but not in sufficient number to satisfy all the then unfilled purchase requirements, the available shares will be apportioned among the participants in proportion to their options and the ESPP will terminate. The Board of Directors may amend the ESPP, subject to the requirements of Section 423 of the Code relating to the requisite approval of our shareholders.


         The foregoing description is a summary of the ESPP and is qualified in its entirety by reference to the actual text of the ESPP, which was filed with the Proxy Statement for our 2006 Annual Meeting of Shareholders.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Our Bank, in the ordinary course of its business, makes loans to and has other transactions with our directors, officers, principal shareholders, and their associates. Loans, if made, are made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. Our Bank expects to continue to enter into transactions in the ordinary course of business on similar terms with directors, officers, principal stockholders, and their associates. The aggregate dollar amount of such loans outstanding at December 31, 2008 was $456,210. None of such loans are classified as nonaccrual, past due, restructured or problem loans. During 2008, three new loans were made totaling $190,000, and repayments totaled $169,072.

         From time to time we may also enter into other types of business transactions or arrangements for services with our directors, officers, principal shareholders or their associates. These types of transactions or services might include, among others, purchases of insurance, purchases or leases of automobiles, and legal services. We only enter into such arrangements if we determine that the prices or rates offered are comparable to those available to us from unaffiliated third parties. Our Board approves such transactions on a case by case basis. We do not have formal policies or procedures with respect to such approvals.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         As required by Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers and certain individuals are required to report periodically their ownership of our common stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of Section 16(a) reports available to us and any representations made to us, our directors and executive officers timely filed all required reports for transactions during 2008, except as follows: Each of Messrs. Seabrook and Hutchinson did not timely file one Form 4 with respect to one transaction each.

                 PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION

         Shareholders are being asked to approve a proposed amendment to our Articles of Incorporation to authorize the issuance of 10 million shares of preferred stock with such preferences, limitations and relative rights, within legal limits, of the class, or one or more series within the class, as are set by the Board of Directors, and to act upon such other matters as may properly come before the meeting or any adjournment thereof. We sometimes refer to the amendment to our Articles of Incorporation described above as the "Amendment."

Reasons for the Amendment

         Our existing Articles of Incorporation only allow us to issue one class of stock - common stock. We propose to amend the Articles of Incorporation to allow us to issue up to 10 million shares of preferred stock in addition to the 20 million shares of common stock already authorized by our Articles of Incorporation. If the Amendment is approved, our Board of Directors will be authorized to set the preferences, limitations and relative rights, within legal limits, of the class of preferred stock or one or more series within the class of preferred stock, and will have the authority to issue preferred stock at any time it deems it appropriate to do so.

         Amending our Articles of Incorporation to authorize the issuance of preferred stock will provide our Board of Directors with much greater flexibility in raising capital, which will enable us and our bank subsidiary to continue to meet our various capital requirements and to respond to unanticipated circumstances that could adversely affect our capital positions. Although we are currently well capitalized and have not experienced many of the problems currently besetting our industry, we face the challenges of a weak economy and real estate market, which have already caused a significant decline in our net income and increase in our non-performing assets. Accordingly, there can be no assurance that we will not have a need for additional capital in the future. Thus, our Board believes it is in our interest to be prepared to respond quickly to such situations should the need arise. We are not proposing the Amendment in order to participate in the U.S. Department of the Treasury's Troubled Assets Relief Program Capital Purchase Program ("CPP"). Although we applied to participate in the CPP, we withdrew our application after receiving preliminary approval because we do not currently need the capital and found the terms of the CPP to be disadvantageous. We are, therefore, no longer eligible to participate in the program.

         Although we have no current intent to issue any preferred stock, if the Amendment is approved and we file Articles of Amendment to our Articles of Incorporation, our Board of Directors will be authorized to issue preferred shares at any time it deems it appropriate to do so, and will be authorized, within legal limits, to set the preferences, limitations and relative rights of such stock, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and similar matters. This authorization will permit our Board of Directors to tailor the terms of an issue of preferred stock to take advantage of market opportunities while providing reasonable protection to the interests of our common shareholders. In the event that our Board of Directors decides to issue preferred shares, no further authorization by a vote of the shareholders will be solicited.

         Our Board of Directors believes the Amendment is in the best interest of our Company, and unanimously recommends that you vote "FOR" the Amendment.

                          DESCRIPTION OF CAPITAL STOCK

Common Stock

Capitalization

         We currently have 20 million shares of authorized voting common stock, no par value per share. As of the record date, we had 4,521,890 shares of common stock outstanding. The outstanding shares of common stock are fully paid and nonassessable.

General voting requirements

         The holders of our common stock are entitled to one vote per share in all proceedings in which action shall be taken by our shareholders, and have sole voting control over the Company. Directors are elected by a plurality of the votes cast by shares present and entitled to vote at a meeting at which a quorum is present. Except for such greater voting requirements as may be required by law or our Articles of Incorporation, as discussed below under the captions "--Super-majority Voting Requirements" and "--Additional Rights of our Common Stock and Preferred Stock," all other matters acted upon by the shareholders will be approved if a quorum is present and the number of shares voted in favor of the matter exceeds the number of shares voted against the matter. A majority of our shares constitutes a quorum. Our common stock does not have cumulative voting rights. Absence of cumulative voting makes it more difficult to effect a change in the board of directors.

         In the event any issue of preferred stock is entitled to vote, the common stock would vote together with the preferred stock, unless the matter being voted on would change the rights of the preferred stock, or the matter to be voted on was unique to the preferred stock, in which case it would vote as a separate group.

Dividend Rights

            We have never paid cash dividends, and in order to support our continuing need for capital to support anticipated asset growth and market expansion, we do not expect to declare or pay cash dividends on our common stock in the near future. We are not required to pay any dividends on our common stock. The holders of our common stock are entitled to dividends when, as, and if declared by our Board of Directors out of funds legally available for dividends. Under South Carolina law, we may legally declare or pay dividends only if, after their payment, we can pay our debts as they come due in the usual course of business, and then only if our total assets equal or exceed the sum of our liabilities. Our principal source of funds with which to pay cash dividends is cash dividends our subsidiary bank pays to us. South Carolina banking regulations restrict the amount of cash dividends the Bank can pay to us, and the Bank's payment of cash dividends to us is subject to the prior approval of the South Carolina Commissioner of Banking.

         If the Amendment is approved, the payment of any dividends on our common stock may be subject to the rights granted to holders of any shares of the preferred stock we issue.

 No Preemptive Rights

         Our shareholders do not have preemptive rights with respect to the issuance of additional shares, options or rights to any class of our stock. As a result, the directors may sell additional authorized shares of our common stock without first offering them to existing shareholders and giving them the opportunity to purchase sufficient additional shares to prevent dilution of their ownership interests.

Directors

         Classified Board of Directors. Our articles of incorporation provide that the board of directors has the power to set the number of directors from time to time at six or more directors. The articles of incorporation provide further that the board of directors shall be divided into three classes, each class to be as nearly equal in number as possible. The terms of directors in each group expire in a different year. At each annual shareholders' meeting, directors are chosen for a term of three years to succeed directors whose terms expire. Existence of a classified board makes it more difficult to effect a change in control because it would normally require at least two elections to gain a majority representation on the board, and three elections to change the entire board.

         Nomination of Directors. Our articles of incorporation provide that no person shall be eligible to be elected as our director at a meeting of shareholders unless that person has been nominated by a shareholder entitled to vote at such meeting by giving written notice of such nomination to our secretary at least 90 days prior to the date of the meeting. The notice is required to include any information required by our bylaws.

         Removal of Directors. Our articles of incorporation provide that an affirmative vote of 80% of our outstanding shares is required to remove any or all of the directors without cause.

         Duty of Directors. Our articles of incorporation provide that, when evaluating any proposed plan of merger, consolidation, exchange or sale of all or substantially all of our assets, the board of directors shall consider the interests of our employees and the community or communities in which we and our subsidiaries, if any, do business, in addition to the interests of our shareholders. Absent this provision, under existing common law, directors would be required to give paramount consideration with respect to such matters to the best interests of shareholders.

         Limitation of Director Liability. Our articles of incorporation provide that, to the extent permitted by the South Carolina Business Corporation Act, our directors will not be personally liable to us or our shareholders for monetary damages for breaches of their fiduciary duties. This provision does not, however, eliminate or limit the liability of any director (i) for any breach of the director's duty of loyalty to us or our shareholders, (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) imposed for unlawful distributions as set forth in the South Carolina Business Corporation Act, or
(iv) for any transaction from which the director derived an improper personal benefit.

Super-majority Voting Requirements of our Articles of Incorporation

         If at least two-thirds of our Board of Directors does not approve any plan of merger, consolidation or exchange, or any plan for the sale of all or substantially all of our property or assets, or any resolution to dissolve our Company, then such action must be approved by 80% of our outstanding shares. In the absence of this provision in our Articles of Incorporation, any such action would require approval of only two-thirds of our outstanding shares.

         If at least two-thirds of our Board of Directors does not approve an amendment to our Articles of Incorporation that would amend, alter, repeal or be inconsistent with the provisions of our Articles of Incorporation relating to preemptive rights, cumulative voting, number of directors, classification of directors, business combinations, limitation of director liability, quorum, super-majority votes, nomination of directors, removal of directors, or duties of directors, then such amendment must be approved by at least 80% of our outstanding shares. In the absence of this provisions in our Articles of Incorporation, any such action would require approval of only two-thirds of our outstanding shares.

Rights upon liquidation

         In the event of our voluntary or involuntary liquidation or dissolution, or the winding-up of our affairs, our assets will be applied first to the payment, satisfaction and discharge of our existing debts and obligations, including the necessary expenses of dissolution or liquidation, then, if the Amendment is effective, to any issued preferred stock with a liquidation preference, and then pro rata to the holders of our common stock.

Conversion; Redemption; Sinking Fund

         None of our common stock is convertible, has any redemption rights or is entitled to any sinking fund.

Preferred Stock

         Our Articles of Incorporation do not currently authorize us to issue any shares of preferred stock. The Amendment to our Articles of Incorporation that you will consider at the Annual Meeting will provide for the authorization of 10 million shares of preferred stock.

         If the Amendment is approved and we file Articles of Amendment to our Articles of Incorporation, our Board of Directors would have the authority, without approval of our shareholders, from time to time to authorize the issuance of preferred stock in one or more series with such preferences, limitations and relative rights, within legal limits, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters. Our Board of Directors may issue any authorized preferred shares for such consideration as it may determine. Further authorization for the issuance of preferred shares will not be solicited prior to such issuance.

         Although our Board of Directors has no intention at the present time of doing so, it could cause the issuance of preferred stock that could discourage an acquisition attempt or other transactions that some, or a majority of, our shareholders might believe to be in their best interests or in which the shareholders might receive a premium for their shares of common stock over the market price of such shares.

Additional Rights of our Common Stock and Preferred Stock

Statutory Matters

Business Combination Statute. The South Carolina Business Combinations Statute provides that a 10% or greater shareholder of a resident domestic corporation cannot engage in a "business combination" (as defined in the statute) with such corporation for a period of two years following the date on which the 10% shareholder became such, unless the business combination or the acquisition of shares is approved by a majority of the disinterested members of such corporation's board of directors before the 10% shareholder's share acquisition date. This statute further provides that at no time (even after the two-year period subsequent to such share acquisition date) may the 10% shareholder engage in a business combination with the relevant corporation unless certain approvals of the board of directors or disinterested shareholders are obtained or unless the consideration given in the combination meets certain minimum standards set forth in the statute. The law is very broad in its scope and is designed to inhibit unfriendly acquisitions but it does not apply to corporations whose articles of incorporation contain a provision electing not to be covered by the law. Our Articles of Incorporation specifically elect for us to be covered by this provision. An amendment of our Articles of Incorporation would, however, permit a business combination with an interested shareholder although that status was obtained prior to the amendment. This statute ordinarily only applies to companies that have a class of securities registered under Section 12 of the Securities Exchange Act of 1934. However, our Articles of Incorporation provide that this statute will apply to us regardless of whether we have a class of securities so registered.

Control Share Acquisitions. The South Carolina law also contains provisions that, under certain circumstances, would preclude an acquiror of the shares of a South Carolina corporation who crosses one of three voting thresholds (20%, 33-1/3% or 50%) from obtaining voting control with respect to such shares unless a majority in interest of the disinterested shareholders of the corporation votes to accord voting power to such shares.

The legislation provides that, if authorized by the articles of incorporation or bylaws prior to the occurrence of a control share acquisition, the corporation may redeem the control shares if the acquiring person has not complied with certain procedural requirements (including the filing of an "acquiring person statement" with the corporation within 60 days after the control share acquisition) or if the control shares are not accorded full voting rights by the shareholders. We are not authorized by our Articles of Incorporation or Bylaws to redeem control shares.

The provisions of the Control Share Acquisitions Act will only apply to us as long as we continue to have a class of securities registered under Section 12 of the Securities Exchange Act of 1934.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         For the year ended December 31, 2008, Elliott Davis, LLC served as our independent registered public accounting firm. It is anticipated that representatives from Elliott Davis, LLC will be present and available to answer appropriate questions at the annual meeting, and will have the opportunity to make a statement if they desire to do so. Our Audit Committee has not yet made a determination as to selection of an independent registered public accounting firm for 2009.

Change in Independent Auditors

         Elliott Davis, LLC, which had served as our independent auditors since our organization, resigned as of April 17, 2006 because its independence would terminate as a result of our agreement to employ one of Elliott Davis' accountants as our Chief Financial Officer upon the retirement of Robert M. Scott as Chief Financial Officer on May 12, 2006. Neither of Elliott Davis' reports on our financial statements for the past two years contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles. During our two most recent fiscal years and any subsequent interim period preceding such resignation there were no disagreements with Elliott Davis on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Elliott Davis, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

         On May 9, 2006, our Audit Committee engaged Clifton D. Bodiford, CPA, to audit our consolidated financial statements for the year ended December 31, 2006. During our two most recent fiscal years, and any subsequent interim period prior to May 9, 2006, neither we nor anyone on our behalf consulted Mr. Bodiford with respect to any accounting matter.

         The Audit Committee decided not to engage Mr. Bodiford's firm to audit our consolidated financial statements for the year ended December 31, 2007, and instead, decided to re-engage Elliott Davis, LLC because of that firm's long-standing prior relationship with us. Elliott Davis' loss of independence was limited to the one year period from termination of Mr. Heslop's employment with Elliott Davis and his employment by us as our Chief Financial Officer until the date of initiation of the 2007 audit by Elliott Davis, which did not begin until December 2007. The report of Mr. Bodiford's firm on our financial statements for the year ended December 31, 2006 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During our most recent fiscal year and any subsequent interim period preceding such resignation there were no disagreements with Mr. Bodiford's firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Mr. Bodiford's firm, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

         On February 7, 2007, the Audit Committee engaged Elliott Davis, LLC to audit our consolidated financial statements for the year ended December 31, 2007. During our most recent fiscal year, and any subsequent interim period prior to February 7, 2007, neither we nor anyone on our behalf consulted Elliott Davis with respect to any accounting matter.
         On April 10, 2008, the Audit Committee engaged Elliott Davis, LLC to audit our consolidated financial statements for the year ended December 31, 2008. During our most recent fiscal year, and any subsequent interim period prior to April 10, 2008, neither we nor anyone on our behalf consulted Elliot Davis with respect to any accounting matter.

Fees Paid to Independent Auditors

         Set forth below is information about fees billed by our independent auditors for audit services rendered in connection with the consolidated financial statements and reports for the year ended December 31, 2008 and 2007, and for other services rendered during such years, on our behalf, as well as all out-of- pocket expenses incurred in connection with these services, which have been billed to us. Our independent auditors for 2008 and 2007 were Elliot Davis, LLC.


                                      Year Ended                  Year Ended
                                   December 31, 2008          December 31, 2007
                                   -----------------          -----------------
Audit Fees ...................          $111,280                  $ 97,500
Audit-Related Fees ...........               -0-                     7,789
Tax Fees .....................            12,690                    13,700
All Other Fees ...............            11,000                     2,425
                                        --------                  --------
      Total ..................          $134,970                  $121,414

Audit Fees

         Audit fees include fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports, and services that are normally provided by our independent auditor in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit Related Fees

         Audit-related fees for 2007 included fees for attendance at the 2008 annual meeting as well as out of pocket expenses related to the December 31, 2007 financial statement and internal controls audits.

Tax Fees

         Tax fees include fees for tax compliance/ preparation and other tax services. Tax compliance/ preparation fees include fees billed for professional services related to federal and state tax compliance. Other tax services include fees billed for other miscellaneous tax consulting and planning.

All Other Fees

         All other fees in 2008 and 2007 included fees for the audit of the Company's 401(k) plan and for agreed upon procedures, primarily consulting with management regarding Bank-Owned Life Insurance and Split Dollar Insurance arrangements and the sale of real estate, and consulting with the steering committee for Sarbanes Oxley Section 404 compliance respectively.

         In making its decision to appoint Elliott Davis, LLC, as our independent auditors for the fiscal year ending December 31, 2008, our Audit Committee considered whether services other than audit and audit-related services provided by that firm are compatible with maintaining the firm's independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

         Our Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) provided by the independent auditors, subject to limited exceptions for non-audit services described in
Section 10A of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to completion of the audit. The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its next scheduled meeting.

         General pre-approval of certain audit, audit-related and tax services is granted by the Audit Committee at the first quarter Committee meeting. The Committee subsequently reviews fees paid. Specific pre-approval is required for all other services. During 2008, all audit and permitted non-audit services were pre-approved by the Committee.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of our Board of Directors has reviewed and discussed with our management our audited financial statements for the year ended December 31, 2008. Our Audit Committee has discussed with our independent auditors, Elliott Davis, LLC, the matters required to be discussed by Statement on Accounting Standards 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Our Audit Committee has also received the written disclosures and the letter from Elliott Davis, LLC required by applicable requirements of the Public Company Accounting Oversight Board regarding Elliott Davis, LLC's communications with the Committee concerning independence, and has discussed with Elliott Davis, LLC their independence. Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.


J. H. Sexton, Jr., Chairman        T. B. Baker             Stephen F. Hutchinson

               NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

              IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
                                    MATERIALS
        FOR THE SHAREHOLDERS MEETING TO BE HELD ON THURSDAY, MAY 21, 2009

         The Company's 2008 Annual Report and 2009 Proxy Statement are available via the Internet at: http://www.southcoastbank.com/investor.htm.

                                  OTHER MATTERS

         We know of no other business to be presented at the meeting of stockholders. If matters other than those described herein should properly come before the meeting, the persons named in the enclosed form of proxy intend to vote at such meeting in accordance with their best judgment on such matters.

                           INCORPORATION BY REFERENCE

         Neither the "Compensation Committee Report" nor the "Audit Committee Report" included in this proxy statement shall be deemed to be filed with the Securities and Exchange Commission, nor deemed incorporated by reference into any of our prior or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate such information by reference.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         You may obtain copies of our Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission for the year ended December 31, 2008, free of charge by requesting such form in writing from L. Wayne Pearson, President, Southcoast Community Bank, Post Office Box 1561, Mt. Pleasant, South Carolina 29465. You may also download copies from the Securities and Exchange Commission website at http://www.sec.gov.

                                      PROXY

                        SOUTHCOAST FINANCIAL CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR ANNUAL MEETING OF SHAREHOLDERS - Thursday, May 21, 2009

         Robert M. Scott and William C. Heslop, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies for the undersigned at the Annual Meeting of Shareholders to be held on Thursday, May 21, 2009, and at any adjournment thereof, as follows:

1.    ELECTION OF         FOR the nominees listed     WITHHOLD
      DIRECTORS.          Below [ ]                   AUTHORITY
                                                      to vote for the
                                                      nominees listed
                                                      below  [ ]


Three year terms:    Tommy B. Baker, William A. Coates and Stephen F. Hutchinson


INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL(S) WRITE THE NOMINEE'S(S') NAME(S) ON THE LINE BELOW.


--------------------------------------------------------------------------------

2.    AMENDMENT OF          Approval  of  an  amendment  of  the  Articles  of
      ARTICLES OF           Incorporation  to  authorize  the  issuance  of 10
      INCORPORATION         million  shares  of  preferred   stock  with  such
                            preferences,   limitations  and  relative  rights,
                            within legal limits, of the class, or one or more series within the class, as are set by the board of directors.


                  FOR  [ ]           AGAINST  [ ]             ABSTAIN   [ ]

3. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. Management at present knows of no other business to be brought before the meeting.

THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.


Dated:___________, 2009                          _______________________________


                                                 -------------------------------